Exhibit 5.1

EMCORE Corporation
145 Belmont Drive
Somerset, NJ 08873

March 10, 2006

EMCORE Corporation
145 Belmont Drive
Somerset, NJ 08873

Re: EMCORE Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested my opinion in connection with the above-referenced registration statement (the “Registration Statement”), which is concurrently being filed by EMCORE Corporation, a New Jersey corporation (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  The Registration Statement relates to the registration of 2,500,000 additional shares of the Company’s common stock (the “Shares”) that may be acquired pursuant to the terms and provisions of the Company’s 2000 Stock Option Plan, as amended and restated (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

I am familiar with the corporate proceedings relating to the authorization of the Shares and have reviewed the corporate proceedings taken with respect to the approval of such amendment to the Plan.  I have examined and relied on originals, or copies certified to my satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers, and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate, as a basis for the opinion herein expressed.

I do not express or purport to express any opinions with respect to laws other than the Federal laws of the United States and the laws of the State of New Jersey.

Based upon the foregoing, it is my opinion that the Shares will, if issued and delivered in accordance with the terms and provisions of the Plan, be validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.  By giving such consent, I do not thereby admit that I am an “expert” with respect to any part of such Registration Statement, as that term is used in the Securities Act of 1933, as amended, or the rules or regulations of the Commission issued thereunder.

Very truly yours,
/s/ Howard W. Brodie, Esq. Howard W. Brodie, Esq. Executive Vice President & Chief Legal Officer EMCORE Corporation